                           POTOMAC BANCSHARES, INC.
                          Charles Town, West Virginia

              ---------------------------------------------------

               NOTICE OF REGULAR ANNUAL MEETING OF SHAREHOLDERS
                           To be held April 24, 2001

              ---------------------------------------------------


To the Shareholders:

     The Regular Annual Meeting of Shareholders of Potomac Bancshares, Inc. ("Potomac"), will be held at Bavarian Inn, Shepherdstown, West Virginia, at 10:30 a.m. on April 24, 2001, for the purposes of considering and voting upon proposals:

     1.  To elect a class of Directors for a term of three years.

     2. To ratify the selection by the Board of Directors of Yount, Hyde & Barbour, P.C., as independent Certified Public Accountants for the year 2001.

     3. Any other business which may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 16, 2001, shall be entitled to notice of the meeting and to vote at the meeting.

                                    By Order of the Board of Directors
                                    Robert F. Baronner, Jr., President & CEO



PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU HAVE THE OPTION TO WITHDRAW YOUR PROXY.



March 30, 2001

                           POTOMAC BANCSHARES, INC.
                          111 EAST WASHINGTON STREET
                                 P.O. BOX 906
                          CHARLES TOWN, WEST VIRGINIA
                                (304) 725-8431


                                PROXY STATEMENT
                ANNUAL MEETING OF SHAREHOLDERS - April 24, 2001

     This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Potomac Bancshares, Inc. ("Potomac") to be held on April 24, 2001, at the time and for the purposes set forth in the accompanying Notice of Regular Annual Meeting of Shareholders.

Solicitation of Proxies

     The solicitation of proxies is made by management at the direction of the Board of Directors of Potomac. These proxies enable shareholders to vote on all matters which are scheduled to come before the meeting. If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted "FOR" all of the various proposals to be submitted to the vote of shareholders described in the enclosed Notice of Regular Annual Meeting and this Proxy Statement. A shareholder executing the proxy may revoke it at any time before it is voted: (a) by notifying Potomac in person, (b) by giving written notice to Potomac of the revocation of the proxy, (c) by submitting to Potomac a subsequently-dated proxy, or (d) by attending the meeting and withdrawing the proxy before it is voted at the meeting.

     The expenses of the solicitation of proxies will be paid by Potomac. In addition to this solicitation by mail, officers and regular employees of Potomac and Bank of Charles Town may, to a limited extent, solicit proxies personally or by telephone or telegraph, although no person will be engaged specifically for that purpose.

Eligibility of Stock for Voting Purposes

     Pursuant to the Bylaws of Potomac, the Board of Directors has fixed March 16, 2001, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

     As of the record date for the Annual Meeting, 600,000 shares of the capital stock of Potomac were issued and outstanding and entitled to vote. The principal holders of Potomac Common Stock are discussed under the section of this Proxy Statement entitled, "Principal Holders of Voting Securities". As of the record date, Potomac had a total of approximately 825 shareholders.

                              PURPOSES OF MEETING

     1.  ELECTION OF DIRECTORS

General

     The Bylaws of Potomac currently provide for a classified Board of Directors. There are three classes with each being elected for a three year term. There are presently 10 Directors on the Board, two of whom are nominees for election at the 2001 Annual Meeting. Both of the nominees are non-employee Directors.

     The Bylaws of Potomac provide that in the election of Directors of Potomac each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. For all other purposes, each share is entitled to one vote. If any shares are voted cumulatively for the election of Directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.

     The Bylaws of Potomac provide that nominations for election to the Board of Directors, other than those made by or on behalf of the existing management of Potomac, must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of Directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the President not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known: (a) name and address of proposed nominee(s); (b) principal occupation of nominee(s);
(c) total shares to be voted for each nominee; (d) name and address of notifying shareholder; and (e) number of shares owned by notifying shareholder. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded.

     The table set forth on pages 4 and 5 of this Proxy Statement contains background information on each director nominee.

Committees of the Board

     The Board of Directors of Potomac, as such, has no standing committees, and the functions of Board committees have been carried out by the Board of Directors as a whole or through committees of the Board of Directors of Bank of Charles Town. While there is no such requirement, the Board of Directors of the Bank and Potomac are, and have at all times been, identical.

     The Bank has a standing Asset/Liability Management Committee, Audit Committee, Building/Site Committee, Community Reinvestment Act/Fair Lending Committee, Investment Committee, Salary and Personnel Committee, Steering Committee, Trust Committee and Trust Investment Review Committee.

     The Asset/Liability Management Committee consists of eight members: J. Scott Boyd, Donna J. Burns, Thomas F. Chambers, Thomas C.G. Coyle, William R. Harner, E. William Johnson, Gayle Marshall Johnson, and Donald S. Smith. This Committee is comprised of Board members and senior officers whose responsibilities are to manage the balance sheet of the Bank to maximize and maintain the spread between interest earned and interest paid while assuming acceptable business risks and ensuring adequate liquidity. This Committee held two meetings during 2000.

     The Audit Committee consists of three members: Guy Gareth Chicchirichi, E. William Johnson, and Donald S. Smith. The Audit Committee is appointed by the Board to assist in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence of the Corporation's internal and external auditors. During 2000 the Audit Committee held three meetings.

     The Building/Site Committee consists of six members: John P. Burns, Jr., Robert W. Butler, Thomas C.G. Coyle, William R. Harner, John C. Skinner, Jr. and Donald S. Smith. The Building/Site Committee is charged with making recommendations and decisions regarding proper repair and maintenance of the Bank's real property. The Committee held six meetings in 2000.

     The Community Reinvestment Act (CRA)/Fair Lending Committee consists of eight members: Donna J. Burns, John P. Burns, Jr., Thomas F. Chambers, William
H. Chesley, Jr., Guy Gareth Chicchirichi, Gary L. Dungan, William R. Harner, and
E. William Johnson. The CRA/Fair Lending Committee is responsible for recommending to the Board of Directors policies that address fair lending concerns and the requirements of the CRA. Fair lending concerns are directed at preventing lending practices that discriminate either overtly or that have the effect of discrimination. The Community Reinvestment Act requires that banks meet the credit needs of their communities, including those of low and moderate income borrowers. This Committee held one meeting in 2000.

     The Investment Committee consists of six members: J. Scott Boyd, John P. Burns, Jr., Guy Gareth Chicchirichi, William R. Harner, E. William Johnson, and Donald S. Smith. The Investment Committee recommends investment policies to the Board and reviews investments as necessary. On most occasions the entire Board acts as the Committee. The Investment Committee held one meeting in 2000.

     The Salary and Personnel Committee consists of four members: Guy Gareth Chicchirichi, Thomas C.G. Coyle, William R. Harner, and Donald S. Smith. The Salary and Personnel Committee's responsibilities include evaluating staff performance and requirements, reviewing salaries, and making necessary recommendations to the Board regarding these responsibilities. The Committee held one meeting in 2000. The executive officer who serves on this Committee did not make recommendations or participate in meetings relating to his own salary. See "Salary and Personnel Committee Report on Executive Compensation."

     The Steering Committee consists of nine members: Donna J. Burns, John P. Burns, Jr., Robert W. Butler, Thomas F. Chambers, William R. Harner, Robert L. Hersey, Gayle Marshall Johnson, John C. Skinner, Jr. and Donald S. Smith. The Steering Committee held no meetings in 2000. This Committee reviews and evaluates operating procedures, interest rates charged on loans and interest rates being paid on deposits.

     The Trust Committee consists of five members:  John P. Burns, Jr., Robert
W. Butler, Thomas C.G. Coyle, Robert L. Hersey, and John C. Skinner, Jr. The Trust Committee is responsible for the general supervision of the fiduciary activities performed by the Trust and Financial Services Division in order to ensure proper administration of all aspects of the Bank's fiduciary business. It sets forth prudent policies and guidelines under which the department can fulfill its fiduciary responsibilities in a timely and efficient manner and meet state and federal regulatory requirements. The Committee makes periodic reports to the Board of Directors and oversees the activities of the Trust Investment Review Committee. The Trust Committee held fourteen regular meetings in 2000.

     The Trust Investment Review Committee, consisting of two trust officers and one director (Robert L. Hersey, David S. Smith and Robert W. Butler), meets regularly to review investments in trust accounts and to determine that these investments remain within the guidelines of the account. This Committee held eleven meetings during 2000.

     Neither Potomac nor the Bank has a nominating committee. Rather, the Board of Directors of each selects nominees to fill vacancies on the Board.

     The Board of Directors of Potomac met for four regular quarterly meetings and three special meetings in 2000. The Board of Directors of the Bank holds regular weekly meetings each Tuesday and special meetings from time to time as required. During 2000 the Bank Board held 52 regular meetings and one special meeting. During the year, each of the Directors, except J. Scott Boyd, attended at least 75% of all meetings of the Boards of Potomac and the Bank and all Committees of the Board of the Bank on which they served.

Audit Committee Report

     The Audit Committee's Report to the Shareholders which follows was approved and adopted by the Committee on February 28, 2001, and by the Board of Directors on March 13, 2001. The members of the Audit Committee are all independent directors.

     The Audit Committee has reviewed and discussed the audited financial statements with management, discussed with the independent auditor the matters required by SAS 61, received communications from the independent auditor as to their independence, and discussed independence with the auditor.

     Based on its review and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-KSB filed by the Corporation.

     The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee. A copy of that charter is attached to this proxy statement as Attachment A.

     The following fees were paid to Yount, Hyde & Barbour, P.C., Potomac Bancshares, Inc.'s Certified Public Accountants, for services provided to the Corporation for the fiscal year ending December 31, 2000.

          Audit Fees                                                      $43,300
          Financial Information Systems Design and Implementation Fees    $     0
          All Other Fees                                                  $ 3,650

     Audit fees are fees billed for the audit of the Corporation's financial statements and for the required quarterly reviews of those statements. All other fees include payment for any other types of services provided.

     The Audit Committee of the Board believes that the non-audit services provided by Yount, Hyde & Barbour are compatible with maintaining the auditor's independence.

                         E. William Johnson, Interim Chairman
                         Guy Gareth Chicchirichi
                         Donald S. Smith

Management Nominees to the Board of Potomac

     The management nominees for the Board of Directors are:

                              Served As     Family
                               Director    Relation-      Year
                                 of        ship With    in Which
                               Potomac       Other       Term       Principal Occupation or
Nominees               Age      Since      Nominees     Expires     Employment Last Five Years
J. Scott Boyd           44       1999        None        2001       Pharmacist and President of Jefferson Pharmacy, Inc. in
                                                                    Jefferson County, West Virginia since 1982; President and
                                                                    Chairman of Board of Directors of In Home Medications West
                                                                    Virginia, Inc.

Management Nominees to the Board of Potomac

                                  Served As   Family
                                  Director   Relation-    Year
                                     of      ship With  in Which
                                   Potomac     Other      Term     Principal Occupation or
Nominees                     Age    Since    Nominees    Expires   Employment Last Five Years

John P. Burns, Jr.            59    1994       None        2001    Owner/operator of a beef and grain farm in Jefferson County,
                                                                   West Virginia; President - Jefferson County Fair Association;
                                                                   Director - Valley Farm Credit.

Directors Continuing to Serve Unexpired Terms


                                  Served As   Family
                                  Director   Relation-    Year
                                     of      ship With  in Which
                                   Potomac     Other      Term     Principal Occupation or
Directors                    Age    Since    Nominees    Expires   Employment Last Five Years
Robert F. Baronner, Jr.       42    2001       None        2002    Employed by Bank as of 1/1/01 as President & CEO; former
                                                                   Executive Vice President One Valley Bank East September 1997 -
                                                                   April 2000; former Senior Credit Officer BB&T Northern West
                                                                   Virginia May 2000 - December 2000; Senior Vice President
                                                                   Commercial Lending Division One Valley Bank East April 1994 -
                                                                   September 1997.

Robert W. Butler              77    1994       None        2002    Retired owner of Warm Spring Farm & Orchard, Jefferson County,
                                                                   West Virginia; retired from Stauffer Chemical Company.

Guy Gareth Chicchirichi       59    1994       None        2002    Executive Manager; Secretary/Treasurer - Guy's Buick-Pontiac
                                                                   -Oldsmobile-GMC Truck, Inc., Jefferson County, West Virginia;
                                                                   charter member of Charles Town Rotary Club.

Thomas C.G. Coyle             72    1994       None        2002    Retired owner/operator of Riddleberger's Store, Jefferson
                                                                   County, West Virginia; Trustee and Elder - Charles Town
                                                                   Presbyterian Church; Director - Edge Hill Cemetery.

William R. Harner             60    1994       None        2003    Employed at Bank since 1967; Sr. Vice President & Cashier since
                                                                   1988; Sr. Vice President and Secretary of Potomac since 1994.

E. William Johnson            56    1994       None        2003    Chair - Division of Business and Social Sciences and Professor -
                                                                   Shepherd College, Jefferson County, West Virginia.

John C. Skinner, Jr.          59    1994       None        2003    Attorney, owner of Nichols & Skinner, L.C., Jefferson County,
                                                                   West Virginia; Bank attorney since 1986; Potomac attorney since
                                                                   1994.

Donald S. Smith               72    1994       None        2003    Employed at Bank 1947 to 1991; President 1978 to 1991 (retired);
                                                                   Vice President and Assistant Secretary of Potomac since 1994.

Principal Holders of Voting Securities

     The following shareholder beneficially owns more than 5% of Potomac Common Stock as of March 1, 2001:

    Name Of                       Amount and Nature of
 Beneficial Owner                 Beneficial Ownership        Percent of Common Stock
Virginia F. Burns                 44,480 shares; Direct               7.4133
Rt 2 Box 132
Charles Town WV 25414-9632

Ownership of Securities by Nominees, Directors and Officers

     The following table shows the amount of Potomac's outstanding Common Stock beneficially owned by nominees, directors and principal officers of Potomac individually and as a group. The information is furnished as of March 1, 2001, on which date 600,000 shares were outstanding.


                                  Amount and Nature of
      Nominees                    Beneficial Ownership        Percent of Common Stock

J. Scott Boyd                        50 shares (1,3)*                  .0083
201 S Preston Street                100 shares (2,4)*                  .0167
Ranson WV 25438

John P. Burns, Jr.                  100 shares (1,3)*                  .0167
12 Burns Farm Lane                2,445 shares (2,4)*                  .4075
Charles Town WV 25414                12 shares   (5)*                  .0020

                                  Amount and Nature of
  Directors (Non-Nominees)        Beneficial Ownership        Percent of Common Stock

Robert F. Baronner, Jr.              50 shares (1,3)*                  .0083
PO Box 906                           50 shares (2,4)*                  .0083
Charles Town, WV 25414-0906

Robert W. Butler                  2,330 shares (1,3)*                  .3883
635 S Samuel Street                  96 shares (2,4)*                  .0160
Charles Town WV 25414-1141        1,416 shares   (5)*                  .2360

Guy Gareth Chicchirichi           1,800 shares (1,3)*                  .3000
RR 6 Box 38
Charles Town WV 25414-9704

Thomas C.G. Coyle                   784 shares (1,3)*                  .1307
808 High Street                   1,941 shares   (5)*                  .3235
Charles Town WV 25414

                                            Amount and Nature of
  Directors (Non-Nominees)                  Beneficial Ownership      Percent of Common Stock
William R. Harner                               50 shares (1,3)*               .0083
PO Box 906                                   1,350 shares (2,4)*               .2250
Charles Town WV 25414-0906

E. William Johnson                             325 shares (1,3)*               .0542
Division of Business and Social Sciences       175 shares (2,4)*               .0292
Shepherd College
Shepherdstown WV 5443

John C. Skinner, Jr.                         1,858 shares (1,3)*               .3097
PO Box 487                                   1,946 shares (2,4)*               .3243
Charles Town WV 25414                        1,878 shares   (5)*               .3130

Donald S. Smith                              2,400 shares (1,3)*               .4000
PO Box 264                                   3,500 shares   (5)*               .5833
Charles Town WV 25414-0264

                                            Amount and Nature of
  Officers (Non-Nominees)                   Beneficial Ownership      Percent of Common Stock
Gayle Marshall Johnson                         408 shares (1,3)*               .0680
PO Box 906                                     100 shares (2,4)*               .0167
Charles Town WV 25414-906

                                            Amount and Nature of
  Officers (Non-Nominees)                   Beneficial Ownership      Percent of Common Stock
All nominees, Directors & principal         10,155 shares (1,3)*              1.6925
officers as a group                          6,262 shares (2,4)*              1.0437
(11 persons)                                 8,747 shares   (5)*              1.4578
                                            -------------                     ------

Total                                       25,164 shares                     4.1940
                                            =============                     ======

--------------------------------------------------------------------------------

* 1 indicates sole voting power, 2 indicates shared voting power, 3 indicates sole investment power, 4 indicates shared investment power, 5 indicates indirect ownership by spouse or minor child.

Executive Compensation

     Potomac's officers did not receive compensation as such during 2000. The following table sets forth the annual and long-term compensation for services in all capacities to the Bank for the fiscal years ended December 31, 2000, 1999 and 1998 of the chief executive officer. No officer had total annual salary and bonus exceeding $100,000. Neither Potomac nor the Bank has any stock option plans, employee stock ownership plans or other employee benefit plans except for the pension plan described in this Proxy Statement.

                          SUMMARY COMPENSATION TABLE

                                                                           Long-Term Compensation
                                                               ----------------------------------------------
                                      Annual Compensation               Awards                   Payouts
                                    ------------------------   -------------------------    -----------------
                                                     Other                    Securities                All
                                                     Annual    Restricted       Under-                 Other
                                                     Compen-     Stock          lying        LTIP     Compen-
     Name and                       Salary   Bonus   sation     Award(s)       Options/     Payouts   sation
     Principal Position       Year   ($)      ($)     ($)         ($)          SARs (#)       ($)      ($)
     --------------------------------------------------------------------------------------------------------
     William R. Harner        2000  82,601    N/A      0          N/A            N/A          N/A       0
     Sr. Vice President &
     Cashier                  1999  76,932    N/A      0          N/A            N/A          N/A       0
     Acting CEO
                              1998  74,864    N/A      0          N/A            N/A          N/A       0


     Charles W. LeMaster *    2000  64,479    N/A      0          N/A            N/A          N/A       0
     President and CEO
                              1999  85,551    N/A      0          N/A            N/A          N/A       0

                              1998  84,282    N/A      0          N/A            N/A          N/A       0

     *During 2000, Mr. LeMaster resigned his positions with the Corporation and with the Bank. William R. Harner was appointed as Acting CEO during the search for a new chief executive. Robert F. Baronner, Jr. became President, CEO and Director of the Company and the Bank as of January 1, 2001.

                              PENSION PLAN TABLE

                                        Years of Service
                       ---------------------------------------------------
       Remuneration      5        10      15       20       25       30
                       ---------------------------------------------------
         $10,000       $  760  $ 1,520  $ 2,280  $ 3,040  $ 3,800  $ 3,800
          15,000        1,260    2,520    3,780    5,040    6,300    6,300
          20,000        1,760    3,520    5,280    7,040    8,800    8,800
          25,000        2,260    4,520    6,780    9,040   11,300   11,300
          30,000        2,760    5,520    8,280   11,040   13,800   13,800
          40,000        3,760    7,520   11,280   15,040   18,800   18,800
          50,000        4,760    9,520   14,280   19,040   23,800   23,800
          60,000        5,760   11,520   17,280   23,040   28,800   28,800
          70,000        6,760   13,520   20,280   27,040   33,800   33,800
          80,000        7,760   15,520   23,280   31,040   38,800   38,800

    The Bank's retirement plan is The West Virginia Bankers' Association Retirement Plan for Employees of Member Banks. This is a defined benefit plan under which benefits are determined based on an employee's average annual compensation for any five consecutive full calendar years of service which produce the highest average. An employee is any person (but not including a person acting only as a director) who is regularly employed on a full-time basis. An employee becomes eligible to participate in the plan upon completion of at least one year of service and attainment of age 21.

    Normal retirement is at age 65 with the accrued monthly benefit determined on actual date of retirement. An employee may take early retirement from age 60 and the accrued monthly benefit as of the normal retirement date is actuarially reduced. There is no reduction if an employee is 62 years of age and has 30 years service.

    Compensation covered by the pension plan is based upon total pay. Effective for plan years beginning after December 31, 1993, the Internal Revenue Code (the
Code) prohibits compensation in excess of $150,000 (as indexed) to be taken into account in determining one's pension benefit.

    As of December 31, 2000, the current credited years of service and projected estimated annual benefit under the pension plan (assuming that he continues employment, the plan is not terminated or amended, current compensation increases under the plan's assumptions and that the maximum compensation allowed under the Code does not exceed $150,000) for the following officer is:

             Name             Current Service     Projected Annual Pension

       William R. Harner          33 years                $32,904

Salary and Personnel Committee Report on Executive Compensation

     The Salary and Personnel Committee is comprised of four members: Guy Gareth Chicchirichi, Thomas C.G. Coyle, William R. Harner and Donald S. Smith. The Salary and Personnel Committee reviews and recommends to the board changes to the compensation levels of all executive officers of the Bank. The Committee seeks to attract and retain highly capable and well-qualified executives and to compensate executives at levels commensurate with their amount of service to the Bank. The Committee met once to review and approve the Bank's 2000 compensation levels. The Bank's Chief Executive Officer and the Senior Vice President review each executive officer's compensation and make recommendations to the Committee. The Committee reviews these recommendations and independently evaluates each executive's job performance and contribution to the Bank. The Committee also considers the inflation rate and the compensation levels of executive officers holding similar positions with the Bank's competitors. For instance, the Committee compares the compensation levels of its executive officers with the levels, when known, of such institutions as United National Bank, F&M Blakeley, Jefferson Security Bank, City National Bank and BB&T. Compensation levels for executives of the Bank are competitive when compared to these institutions.

     Compensation for the Chief Executive Officer and the Senior Vice President is determined in essentially the same way as for other executives. Although the Chief Executive Officer's compensation is not tied to any performance goals of the Bank, the Committee does consider the Bank's profitability for the prior fiscal years. Charles W. LeMaster served on the Committee and was the Bank's Chief Executive Officer; however, he did not make any recommendations relating to his salary and was not present at Committee meetings when his compensation was being discussed.

     The Senior Vice President's compensation also is not tied to any performance goals of the Bank. William R. Harner serves on the Committee and is Senior Vice President of the Bank; however, he does not make any recommendations relating to his salary and is not present at Committee meetings when his compensation is being discussed.

     Neither Potomac Bancshares, Inc. nor Bank of Charles Town currently has an employment agreement with Robert F. Baronner, Jr., President and CEO. Potomac is in the process of negotiating such an agreement. The proposed agreement provides for one year's severance to include salary and benefits if Mr. Baronner's employment is terminated (other than for cause).

     The Internal Revenue Code disallows deductions of compensation exceeding $1,000,000 for certain executive compensation. The Committee has not adopted a policy in this regard because none of the Bank's executives received compensation approaching the $1,000,000 level.

     This report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this report by reference, and shall not otherwise be filed under such Acts. This report is submitted by:

                         Guy Gareth Chicchirichi
                         Thomas C.G. Coyle
                         William R. Harner
                         Donald S. Smith

Performance Graph

     The following graph compares the yearly percentage change in Potomac's (and prior to Potomac's formation, the Bank's) cumulative total shareholder return on Common Stock for the five-year period ending December 31, 2000, with the cumulative total return of the Media General Index (SIC Code Index 6712 - Bank Holding Companies). Shareholders may obtain a copy of the index by calling Media General Financial Services, Inc. at telephone number (800) 446-7922. There is no assurance that Potomac's stock performance will continue in the future with the same or similar trends as depicted in the graph.

     The information used to determine Potomac's cumulative total shareholder return on its Common Stock is based upon information furnished to Potomac or the Bank by one or more parties involved in purchases or sales of Potomac's (and prior to its formation, the Bank's) Common Stock. NO ATTEMPT WAS MADE BY POTOMAC OR THE BANK TO VERIFY OR DETERMINE THE ACCURACY OF THE REPRESENTATIONS MADE TO POTOMAC OR THE BANK.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Potomac specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG POTOMAC BANCSHARES, INC.,
                    MEDIA GENERAL INDEX AND SIC CODE INDEX

                                           Fiscal Year Ending
                      ----------------------------------------------------------
COMPANY/INDEX/MARKET  12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
                      ----------------------------------------------------------
POTOMAC BANCSHARES,
 INC.                  100.00     96.48    114.37    150.69    125.31     97.72
Bank Holding
 Companies             100.00    144.53    202.04    263.89    317.77    164.35
Media General
 Index                 100.00    120.77    156.82    191.71    233.86    211.11



                                      -11

Proposed Employment Agreement

     Potomac is in the process of negotiating an employment agreement with Robert F. Baronner, Jr., President and Chief Executive Officer of Potomac and the Bank. The proposed agreement is for a one-year term, with additional renewals for one year each, unless terminated by one of the parties. The proposed agreement provides for an annual salary of $110,000, plus director's fees. Under the proposed agreement, if Mr. Baronner's employment is terminated (other than for cause), he is entitled to one year's salary and benefits. In the event of an actual or constructive termination of Mr. Baronner's employment after a change in control of Potomac or the Bank, Mr. Baronner would receive two years' compensation and benefits for 18 months.

Compensation of Directors

     Directors of Potomac were not compensated as such during 2000. Directors of the Bank were compensated at the rate of $175 for each regular and special board meeting attended. Directors are additionally compensated $85 for each committee meeting attended. Directors who are operating officers of the Bank are not compensated for committee meetings attended.

Certain Transactions with Directors, Officers and Their Associates

     Potomac and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with Directors, officers, principal shareholders and their associates. All of these transactions remain on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the same time for comparable transactions with unaffiliated persons, and in the opinion of management of Potomac and the Bank, did not involve more than the normal risk of collectibility or present other unfavorable features.

     Nichols and Skinner, L.C., a law firm in which Director John C. Skinner, Jr. is a shareholder, performed legal services for the Bank and Potomac in 2000 and will perform similar services in 2001. On the basis of information provided by Mr. Skinner, it is believed that less than five percent of the gross revenues of this law firm in 2000 resulted from payment for legal services by Potomac and the Bank. In the opinion of Potomac and the Bank, the transactions with Nichols and Skinner, L.C., were on terms as favorable to Potomac and the Bank as they would have been with third parties not otherwise affiliated with Potomac or the Bank.

     J. Scott Boyd, Thomas C.G. Coyle, William R. Harner, John C. Skinner, Jr., and Donald S. Smith, Directors of the Bank and Potomac, have been indebted to the Bank during 2000 in an amount in excess of $60,000. In the opinion of Potomac and the Bank, these loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.


     2. RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Yount, Hyde & Barbour, P.C. to serve as independent auditors for Potomac for the calendar year 2001. Although the selection of auditors does not require shareholder ratification, the Board of Directors has directed that the appointment of Yount, Hyde & Barbour, P.C. be submitted to the shareholders for ratification. If the shareholders do not ratify the appointment of Yount, Hyde & Barbour, P.C., the Board will consider the appointment of other auditors. Potomac is advised that no member of this accounting firm has any direct or indirect material interest in Potomac, or any of its subsidiaries.

     A representative of Yount, Hyde & Barbour, P.C., will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he so desires. The enclosed proxy will be voted "FOR" the ratification of the selection of Yount, Hyde & Barbour, P.C., unless otherwise directed. The affirmative vote of a majority of the shares of Potomac's Common Stock represented at the Annual Meeting of Shareholders is required to ratify the appointment of Yount, Hyde & Barbour, P.C.

                           FORM 10-KSB ANNUAL REPORT
                   TO THE SECURITIES AND EXCHANGE COMMISSION

     Upon written request by any shareholder to Gayle Marshall Johnson, Vice President and Chief Financial Officer, Potomac Bancshares, Inc., 111 East Washington Street, PO Box 906, Charles Town, West Virginia 25414-0906, a copy of Potomac's 2000 Annual Report on Form 10-KSB will be provided without charge.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Potomac's Directors and executive officers, and persons who own more than ten percent of a registered class of Potomac's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Potomac. Officers, Directors and shareholders owning more than ten percent are required by SEC regulation to furnish Potomac with copies of all Section 16(a) forms which they file.

     To Potomac's knowledge, based solely upon review of the copies of such reports furnished to Potomac and written representations that no other reports were required, during the two fiscal years ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, Directors and persons owning more than ten percent were complied with.


                                 OTHER MATTERS

     If any of the nominees for election as Directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Potomac unless the Board of Directors adopts a resolution pursuant to the Bylaws reducing the number of Directors.

     The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Shareholder Proposals for 2002

     Any shareholder who wishes to have a proposal placed before the next Annual Meeting of Shareholders must submit the proposal to William R. Harner, Senior Vice President and Secretary of Potomac, at its executive offices, no later than November 29, 2001, to have it considered for inclusion in the proxy statement of the Annual Meeting in 2002.

                                         Robert F. Baronner, Jr.
                                         President & CEO

Charles Town, West Virginia
March 30, 2001

                                 Attachment A

AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

     A soundly conceived, effective Audit Committee is essential to the management, operation, and financial reporting process of Potomac Bancshares, Inc. The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

ORGANIZATION

     Members
     -------

     There shall be a committee of the Board of Directors known as the Audit Committee. This committee shall be composed of at least three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a committee member. Independent shall be defined using the NASDAQ's standards as stated below:

     A director will not be considered independent, if among other things, he or she has:
     . been employed by the corporation or its affiliates in the current or past three years;
     . accepted any compensation from the corporation or its affiliates in excess of $60,000.00 during the previous fiscal year (except for board service, retirement plan benefits or non-discretionary compensation);
     . an immediate family member who is or has been in the past three years, employed by the corporation or its affiliates as an executive officer;
     . been a partner, controlling shareholder or an executive officer of any for profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000.00, whichever is more, in any of the past three years; or
     . been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

At the Committee's discretion, management of the corporation may attend meetings of the Audit Committee, but this attendance shall be in a non-voting capacity.

     Committee membership standards will be maintained in accordance with applicable banking laws and regulations.

     Meetings
     --------

     The Audit Committee shall meet at its own discretion, with special meetings called as deemed necessary. The Committee reserves the right to meet without members of corporate management, internal audit, or the independent accounting firm.

     Minutes
     -------

     Minutes shall be prepared for all meetings of the Audit Committee to document the Committee's discharge of its responsibilities. The minutes shall provide an accurate record of the proceedings, and shall be reviewed and approved by the Audit Committee.

AUTHORITY

     The authority for the Audit Committee is derived from the full Board of Directors of Potomac Bancshares, Inc.

     The Audit Committee is appointed by the Board to assist in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the company's internal and external auditors.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the company or the company's outside council or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.


RESPONSIBILITIES

     In fulfilling the stated role of the Audit Committee, the primary and general responsibilities will be as follows:

     . To provide for an internal audit function to serve the corporation in an examining and advisory capacity

     . To provide for external audits of all corporate subsidiaries by suitable independent accountants

     . To serve as a focal point and reporting outlet for communications among non-committee directors, corporate management, internal auditors, and independent accountants

     . To assist the Board of Directors in fulfilling its fiduciary responsibilities for financial reporting and internal accounting and operations controls

     . To act as an agent for the Board of Directors to help insure the independence of internal auditors and independent accountants, the integrity of management, and the adequacy of disclosures to stockholders.

     Specific duties of the Audit Committee include, but are not limited to the following items:

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     2. Review the annual audited financial statements with management and the independent auditors, including major issues regarding accounting and auditing principals and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     3 Based on the review and discussions noted in no. 2 above, recommend to the Board of Directors that the audited financial statements be included in the company's annual report on Form 10-K.

     4. Insure that the independent auditors review the financial information included in reports on Form 10-Q prior to SEC filing.

     5. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

     6. Receive annual reports from the independent auditor regarding the auditor's independence and discuss such reports with the auditor.

     7. Review the regular internal audit reports to management prepared by the internal auditing department and management's responses.

     8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No 61 relating to the conduct of the audit.

     9. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

     10. Perform any other activities consistent with this Charter, the organization's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.


















Audit Committee Approval:     December 5, 2000
Bank Board Approved:          December 12, 2000
Potomac Board Approved:       March 13, 2001